Exhibit 16.2



                      LETTER RE CHANGE IN CERTIFYING ACCOUNTANT



     General Bearing Corporation
     West Nyack, New York

          We hereby concur with the statements made by you in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement concerning our replacement as your principal accountant.


                                   /s/ Ferro, Berdon & Company L.L.P.
                              ---------------------------------------
                                   FERRO, BERDON & COMPANY L.L.P.


     New York, New York
     January 6, 1996